  EXHIBIT 99.2

November 18, 2015

EQUITY PURCHASE AGREEMENT STRATEGY (EZPAS)

Issuer:	Tautachrome Inc.

Purchaser:	Blackbridge Capital, LLC.

EzPAS Facility:	Commitment to purchase up to $50,000,000 of the Company's common stock (the "Commitment Amount").

Securities:	Registered common stock issued in a private placement pursuant to the Securities Act of 1933.

Term:	36 months

Draw Down:

The Company may draw upon the Facility periodically during the Term (a "Draw Down"), at their sole discretion, by the Company's delivery to the Purchaser of a written notice (a "Draw Down Notice") requiring the Purchaser to purchase a dollar amount in shares of common stock (a "Draw Down Amount"). In no event may the shares issuable pursuant to a Draw Down Notice, when aggregated with the shares then held by the Purchaser on the date of the Draw Down, exceed 4.99% of the Company's outstanding common stock. The Purchaser will be obligated to accept the Draw Down as long as the Issuer meets all conditions required in order to deliver a Draw Down Notice.

Maximum Drawdown:

The maximum Draw Down Amount shall be equal to the lesser of $1,000,000, or 200% of the average daily trading Volume for the ten (10) trading days immediately prior to the Draw Down Notice date. The company may request an increase in the maximum Draw Down amount from the Purchaser.

Draw Down Intervals:

The Company may deliver Draw Down Notices at least one day after the end of the Valuation Period from a preceding Draw Down. The first Draw Down can be delivered ten trading days after the S-1 becomes effective.

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Purchase Price:

The purchase price per share of common stock purchased under the EzPAS Facility shall equal 85% of the lowest trading price during the Valuation Period (the "Purchase Price"). On the date that a Draw Down Notice is delivered to Purchaser, the Company shall deliver an estimated amount of shares to Purchaser's brokerage account equal to the investment amount divided by 85% of the lowest trading price in the five days prior to the delivery of a Draw Down Notice ("Estimated Shares").

The Valuation Period shall begin the first trading day after the Estimated Shares have been delivered to Purchaser's brokerage account and have been cleared for trading. At the end of the Valuation Period, if the number of Estimated Shares delivered to Purchaser is greater than the shares issuable pursuant to a Draw Down, then Purchaser shall return to Company the difference between the Estimated Shares and the actual number of shares issuable pursuant to the Draw Down. If the number of Estimated Shares is less the shares issuable under the Draw Down, then the Company shall issue additional shares to Purchaser equal to the difference.

Valuation Period:	Ten trading days, commencing on the first trading day following delivery and clearing of the Purchase Shares.

Closings:	A Closing shall occur upon the settlement of the trades of the Put Shares associated with a Draw Down.

Conditions:

The obligation of the Purchaser to purchase shares pursuant to the EzPAS Facility during the Term will be subject to the satisfaction or waiver on each Closing of the conditions contained in the definitive documentation with respect to the EzPAS Facility.

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Effective Registration:	The registration statement shall remain effective at all times, not subject to any actual or threatened stop order or suspension at any time.

Absence of Material Adverse Change:	No material adverse change shall have occurred prior to a Closing or during a Valuation Period.

Continued Listing:	No material adverse change shall have occurred prior to a Closing or during a Valuation Period.

Exclusivity:	From the date definitive documentation is executed until the expiration of the Term, the Company will agree not to enter into a similar financing arrangement with any third-party.

Governing Law:	State of New York

This term sheet reflects the present intentions of the parties as to the principal terms of the proposed transactions referenced herein and is subject to the execution of definitive documentation and review by legal counsel to the parties.

AGREED TO AND ACCEPTED:	Sincerely,

Tautachrome Inc.	Blackbridge Capital, LLC

By:	By:

Jon N. Leonard	Alexander Dillon
CEO	Managing Member

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